SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    February 26, 2009

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia		30350
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:    (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2009, the Company’s Board of Directors appointed Mr. Ben Naccarato, 46, as Vice President and Chief Financial Officer (CFO) of the Company.  Mr. Naccarato was previously named by the Company’s Board of Directors as the Interim Chief Financial Officer, effective November 1, 2008, upon the resignation of Mr. Steven T. Baughman, previous CFO, effective October 31, 2008.

Mr. Naccarato has twenty years experience in senior financial positions in the waste management and used oil industries.  Mr. Naccarato has been with the Company since September 2004 and has served as Vice President Corporate Controller/Treasurer since May 2006.   Previous to serving as the Vice President Corporate Controller/Treasurer, Mr. Naccarato served as Vice President, Finance of the Company’s Industrial Segment.  Prior to joining the Company in September 2004, Mr. Naccarato served as the CFO of Culp Petroleum Company, Inc., a privately held company in the fuel distribution and used waste oil industry from December 2002 to September 2004.  Mr. Naccarato is a graduate of University of Toronto having received a Bachelor of Commerce and Finance Degree and is a Certified Management Accountant.  There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, involving Mr. Naccarato and the Company requiring to be reported under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release dated February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2009
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Louis Centofanti
Dr. Louis F. Centofanti,
President and
Chief Executive Officer